                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 24, 1999

                                CALA CORPORATION
                                ----------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                                     1-15109
                             ----------------------
                            (COMMISSION FILE NUMBER)



             OKLAHOMA                                  73-1251800
 ---------------------------------     --------------------------------------
  (STATE OR OTHER JURISDICTION OF       (I.R.S. EMPLOYER IDENTIFICATION NO.)
  INCORPORATION OR ORGANIZATION)



               6430 AVONDALE DRIVE, OKLAHOMA CITY, OKLAHOMA 73116
           -----------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (405) 842-2233



            CREATIVE RESTAURANT CONCEPTS, INC./MAGNOLIA FOODS, INC.
-------------------------------------------------------------------------------

         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

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ITEM 5.  OTHER EVENTS.

         a. By Consent and Record of Action, stockholders holding a majority of the outstanding capital stock of Creative Restaurant Concepts, Inc. (formally called Magnolia Foods, Inc.) approved a change of its name to "Cala Corporation". The Company has amended its Certificate of Incorporation to reflect this change.

         b. The Registrant has acquired a restaurant lease for a restaurant facility being built near Fishermens Warf in San Francisco, California, from Giuseppe Cala and Gary A. Modaferri, in exchange for 5,600,000 shares of common stock of the Registrant.

         As a result of this transaction, Mr. Cala increased his ownership of common stock from 8,710,819 shares to 10,984,819 shares. Based upon his current beneficial ownership of 10,984,819 shares of Common Stock and 225 shares of Series AA Preferred Stock, Mr. Cala presently holds approximately 49.9% of the voting securities of the Registrant (50.3% assuming the exercise and conversion of the Warrants to purchase 150,000 shares of common stock held by Mr. Cala).

ITEM 7.  EXHIBITS.
         --------

         99a. Amendment to Certificate of Incorporation dated November 24, 1999.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATE: DECEMBER 1, 1999
                                               /s/ Giuseppe Cala
                                          -------------------------------------
                                                     Giuseppe Cala